EXHIBIT 10.3

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is made effective this 1st day of January, 2009, to that certain Employment Agreement (“Agreement”) with an effective date of October 17, 2007 between UTEK Corporation, a Delaware corporation (“UTEK”), and CAROLE WRIGHT(“Employee”), and

WHEREAS, the parties desire to modify paragraph 4 (a) entitled “COMPENSATION” and to add Paragraph 4 (e) of the Agreement.

WHEREAS, the parties desire to enter into this Amendment according to the terms set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants herein set forth, it is agreed as follows:

1. Paragraph 4(a) is modified as follows:

a. Employee shall be paid a salary of Two Hundred Thousand Dollars for the balance of the term of this Agreement.

2. Paragraph 4 (e) is being added to read as follows:

e. Employee shall be granted 50,000 stock options to be priced at the closing market price on the first day of the open trading window, following the commencement Date of this Agreement, according to the terms of UTEK’s employee stock option program.

3. Except as modified and amended hereto, the parties ratify and confirm all of the terms and provisions of the said Agreement.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 16th day of February, 2009.

UTEK CORPORATION

/S/ Doug Schaedler
By:	Doug Schaedler, President

EMPLOYEE

/S/ Carole Wright
By:	Carole Wright.